UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2009

MICHAEL FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-112714	13-4151741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Carlson Parkway, Suite 400 Minnetonka, Minnesota	55305
(Address of Principal Executive Offices)	(Zip Code)

(952) 258-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 2, 2009, James E. Dwyer, Jr. was elected to the respective Boards of Directors (the “Boards”) of Michael Foods, Inc. (the “Company”) and its parent M-Foods Holdings, Inc. (“Holdings”). Also, on December 2, 2009, Mr. Dwyer was appointed President and Chief Executive Officer of Holdings, effective as of October 23, 2009.

Mr. Dwyer is the Company’s President and Chief Executive Officer pursuant to the Employment Agreement (the “Employment Agreement”), dated October 23, 2009, between the Company and Mr. Dwyer. The Employment Agreement provides that Mr. Dwyer will be elected to the Board of Directors of the Company. Like all other members of the Boards, Mr. Dwyer will be reimbursed for his usual and customary expenses incurred in connection with attending meetings of the Boards. Mr. Dwyer receives compensation and benefits as an employee of the Company pursuant to the Employment Agreement, and Mr. Dwyer will receive no additional compensation for his service on the Boards or for his service as President and Chief Executive Officer of Holdings.

More information regarding the Employment Agreement, Mr. Dwyer’s arrangements with the Company and Mr. Dwyer’s background are available in the Company’s Current Report on Form 8-K filed on October 29, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAEL FOODS, INC.

Date: December 8, 2009	By:	/S/ GREGG A. OSTRANDER
	Its:	Executive Chairman